Exhibit 99.1

News Release	Investor Contact: Luis Massiani Senior EVP & Chief Financial Officer 845.369.8040 Media Contact: Linda Dunbar FVP & Director, Communications 917.969.5609

STERLING BANCORP AND ASTORIA FINANCIAL CORPORATION

COMPLETE MERGER

~ High performance greater NYC regional bank with ~$30B in assets to span NYC, Hudson Valley, Long Island, and northern New Jersey~

MONTEBELLO and LAKE SUCCESS, NY – October 2, 2017 – Sterling Bancorp (NYSE: STL; “Sterling”) today announced the completion of its previously announced merger with Astoria Financial Corporation (NYSE AF; “Astoria”). The merger leverages Astoria’s strong presence on Long Island and complements Sterling’s expansion strategy in the greater New York City market. The transaction combines two banks with deep ties to the markets and communities they serve. The combined bank will have approximately $30 billion in assets, $20 billion in gross loans and over $19 billion in deposits with a diversified commercial and consumer loan and deposit base, solid capital foundation and broad footprint in a dynamic and growing marketplace. The combined institution will serve New York City, Westchester County, the Hudson Valley, Long Island, and northern New Jersey. The combined company will operate under the Sterling Bancorp name and its principal banking subsidiaries will operate under the name of Sterling National Bank.

Jack L. Kopnisky, President and CEO of Sterling Bancorp said, “The completion of this transaction brings the best of Sterling and Astoria together, allowing us to expand our marketplace, to provide clients with an expanded network of locations, client-centric solutions, and enhanced expertise at the new Sterling. The combined company will be a Top 10 regional bank in the greater New York metropolitan area that is focused on delivering superior operating performance, providing distinctive service to our clients, creating an environment for our colleagues to be successful, and serving our communities.”

Monte Redman, President and CEO of Astoria Financial Corporation stated, “The consummation of the merger with Sterling creates a stronger institution for our shareholders as well as providing our clients with enhanced products and services tailored to their needs.”

Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 6, 2017, between Sterling and Astoria, each share of Astoria common stock has been converted into the right to receive 0.875 shares of Sterling common stock, with cash to be paid in lieu of fractional shares. In addition, each share of Astoria’s preferred stock, par value $1.00 per share with a liquidation preference of $1,000 per share, has been automatically converted into the right to receive one share of Sterling’s preferred stock, par value $0.01 per share with a liquidation preference of $1,000 per share.

New Directors Named

In connection with the completion of the merger, four Astoria directors, Ralph Palleschi, Monte N. Redman, Robert Giambrone and Patricia M. Nazemetz will join the Board of Directors of Sterling Bancorp.

Richard O’Toole, Chairman of the Board of Sterling, said, “We welcome our new directors from Astoria and look forward to the insights they will contribute as we move forward. The Sterling and Astoria teams have come together to create a high performing regional bank.”

The Board wishes to thank all of the Directors who have served on Astoria’s Board for their years of dedicated service.

Advisors

RBC Capital Markets and Citi served as lead financial advisors to Sterling and rendered fairness opinions to the Board of Directors of Sterling in connection with the transaction. Squire Patton Boggs acted as Sterling’s legal counsel. Sandler O’Neill + Partners, L.P. served as financial advisor to Astoria and rendered a fairness opinion to the Board of Directors of Astoria in connection with the transaction. Wachtell, Lipton, Rosen & Katz acted as Astoria’s legal counsel.

About Sterling Bancorp

Sterling Bancorp, whose principal subsidiary is Sterling National Bank which specializes in the delivery of service and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this communication are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Sterling’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Astoria and Sterling, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Sterling’s and Astoria’s reports filed with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating the Sterling and Astoria businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Sterling’s stock price; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board or the Office of the Comptroller of the Currency and legislative and regulatory actions and reforms.

For any forward-looking statements made in this communication, Sterling claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. Except as required by law, Sterling does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this communication and attributable to Sterling, Astoria or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication.

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